SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2003

VIGNETTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-25375	74-2769415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 South MoPac Expressway, Austin, Texas 78746

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 741-4300

Item 7. Financial Statements and Exhibits

(c)	Exhibits.

Number	Description
99.1	Vignette Corporation Press Release issued on October 23, 2003 announcing the financial results for the respective three and nine month periods ended September 30, 2003.

Item 12. Results of Operations and Financial Condition

On October 23, 2003, Vignette Corporation announced its financial results for the respective three and nine month periods ended September 30, 2003. The full text of the press release is attached as Exhibit 99.1 hereto.

To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), Vignette Corporation uses non-GAAP measures of gross profit, operating loss, loss before income taxes, net loss and net loss per share, which are adjusted from results based on GAAP to exclude certain expenses. Vignette Corporation believes non-GAAP financial information is a more accurate representation of the Company’s financial performance and uses non-GAAP information internally to evaluate and manage the Company’s operations. These non-GAAP adjustments are provided to enhance the user’s overall understanding of our financial performance. The presentation of this additional information is not a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

The information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIGNETTE CORPORATION

Date: October 23, 2003	By:	/s/ Thomas E. Hogan

Thomas E. Hogan President and Chief Executive Officer

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